Exhibit 10.25

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. No./ COLLABORATION AGREEMENT Project: BsAb COLLABORATION AGREEMENT Party A: Abpro Corporation Party B: Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd. Place of signing: Date of signing: 2019 01 30 Effective Periods:

Party A: Abpro Corporation

甲 方： Abpro Corporation

Registered Address: 68 Cummings Park Dr.,Woburn, MA, U.S.A 01801

住所地： 68 Cummings Park Dr.,Woburn, MA, U.S.A 01801

Legal Representative:

法定代表人： Ian Chan

Contact Person:

项目联系人： Mengsha Wang

Postal Address: 68 Cummings Park Dr.,Woburn, MA, U.S.A 01801

通讯地址： 68 Cummings Park Dr.,Woburn, MA, U.S.A 01801

Party B: Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd.

乙 方： 南京正大天晴制药有限公司

Registered Address: No.9 Huiou Road,Nanjing Economic and Development Zone,Nanjing City.

住所地： 南京经济技术开发区惠欧路 9 号

Legal Representative: :

法定代表人： 谢炳

Contact Person:

项目联系人： 王华萍

Postal Address: No.99 Hengguang Road, Nanjing Economic and Development Zone, Nanjing City

通讯地址： 南京市经济技术开发区恒广路 99 号

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COLLABORATION AGREEMENT This Collaboration Agreement (the “Agreement”), dated as of Jan , 30th, 2019 (the “Effective Date”), is made by and between: (i) Abpro Corporation (“Abpro”), a Delaware corporation, located in _68 Cummings Park Dr. Woburn, MA. U.S.A ; And (ii) Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd. (“NJCTTQ”), a Chinese limited liability company, located in No. 9 Huiou Road, Nanjing Economic and Development Zone, Nanjing City, Jiangsu Province. P.R.C. Abpro and NJCTTQ are collectively referred to herein as the “Parties” and individually as a “Party”. WHEREAS, Abpro and NJCTTQ desire to enter into a collaboration agreement to research, develop and commercialize two (2) antibodies (the “Antibodies”) based on mutual agreement and respectively, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

I. DEFINITIONS AND TERMS / 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below. (a) “Abpro Territory” shall means all countries and jurisdictions worldwide other than NJCTTQ Territory. (b) “Abpro Patents” means all Patents Controlled by Abpro or its Affiliates on the Effective Date that is necessary or useful to develop, make, have made, commercialize, use, sell, offer for sale, import or otherwise exploit a Product in Abpro Territory and NJCTTQ Territory for the purposes of the Collaboration Project. (c) “Abpro’s Royalty Bearing Product” means a Product for which the making, using, selling or offering for sale of such Product is on a country-by-country basis, covered by a Valid Claim of one or more NJCTTQ Patents, Future NJCTTQ IPs and/or Future Abpro IPs in the Abpro Territory. (d) “Additional Third Party License” shall have the meaning set forth in Article V.

(e) “Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a Person, but only for so long as such control will continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than fifty percent (50%) (or the maximum ownership interest permitted by applicable Law) of the voting securities or other ownership or general partnership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity; provided, however, that where an entity owns a majority of the voting power necessary to elect a majority of the board of directors or other governing board of another entity, but is restricted from electing such majority by contract or otherwise, such entity will not be considered to be in control of such other entity until such time as such restrictions are no longer in effect. (f) “Bankruptcy Code” means Section 101(35 A) of Title 11 of the United States Code or its foreign equivalent statute or regulation, each as amended. (g) “Business Day” means a day other than a Saturday, Sunday or bank or other public holiday in New York, New York or Nanjing City, Jiangsu Province, P.R.C.

(h) “ControF’or “Controlled” means with respect to any Intellectual Property right or material, the ability (whether by sole, joint or other ownership interest) to, without violating the terms of any agreement with any third party, grant a license or sublicense or provide, or provide access or other right in, to or under such Intellectual Property right or material. (i) “Collaboration Project” means the research, development and commercialization of Antibodies by Abpro and NJCTTQ from which Patents directed to the Future Abpro’s IPs and Future NJCTTQ’s IPs arisen. (j) “Commercialization”or “Commercialize” or “Commercialized” means the commercialization of Product in the territories during the term of this Agreement, including without limitation marketing, promotion, price negotiation and setting, reimbursement negotiation, customer relations, sales, order processing, invoicing and collection, preparation of sales records and reports, warehousing, inventory management, logistics and distribution (including without limitation, the handing of returns, market withdrawals, field corrections and recalls) and other commercialization activities. (k) “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

(I) “Calendar Year” means any twelve (12) month period beginning on January 1 and ending on the next subsequent December 31. (m) “Clinical Trial” means a study conducted on human subjects that is designed to (i) establish that a pharmaceutical product is reasonably safe for continued testing, (ii) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (iii) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product. (n) “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by one Party with respect to any objective, those reasonable, good faith efforts to accomplish such objective as a similar business (including similar in terms of resources, funding and stage of development) would normally use to accomplish a similar objective under similar circumstances, taking into account all relevant factors in effect at the time such efforts are to be expended, including, without limitation, all payments due under this Agreement, issues of safety and efficacy, the nature and extent of market exclusivity, product profile, costs, timing, manufacturing validation and scale- up, the competitiveness of alternative products in the marketplace, likelihood and cost of obtaining Regulatory Approval of the Product and of the anticipated or actual approved labeling and the anticipated overall commercial success and profitability of the Product. Further, to the extent that the performance of one Party’s obligations hereunder is adversely affected by another Party’s failure to perform its obligations hereunder, the impact of such performance failure will be taken into account in determining whether such Party has used its Commercially Reasonable Efforts to perform any such affected obligations.

(o) “Confidential Information” shall have the meaning set forth in Article VIII. (p) “NMPA” means the PRC National Medical Products Administration or any branch thereto. (q) “Dispute” shall have the meaning set forth in Section 12.11. (r) “Effective Date” shall have the meaning set forth in the introduction to this Agreement. (s) “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder. (t) “FDA” means the United States Food and Drug Administration or any successor agency thereto. (u) “First Commercial Sale” means, with respect to any Royalty Bearing Product and with respect to any country of the sales territories, the first non-research sale (whether online or offline) of such Royalty Bearing Product by one Party to a Third Party in one indication in such country after such Royalty Bearing Product has been granted Regulatory Approval by the appropriate Regulatory Authority in such country. (v) “Future NJCTTQ IPs”shall have the meaning set forth in Section 9.5. Future NJCTTQ’s IPs shall mean Intellectual Property Rights of any and all modifications, enhancements, additions, ameliorations or derivatives of the Antibodies and its relevant Patents developed by or for NJCTTQ and its Affiliates following the Effective Date of the Agreement, which is necessary or useful to develop, make, have made, commercialize, use, sell, offer for sale, import or otherwise exploit a Product. (w) “Future Abpro lPs”shall have the meaning set forth in Section 9.4. Future Abpro’s IPs shall mean Intellectual Property Rights of any and all modifications, enhancements, additions, ameliorations or derivatives of the Antibodies and its relevant Patents developed by or for Abpro and its Affiliates following the Effective Date of the Agreement, which is necessary or useful to develop, make, have made, commercialize, use, sell, offer for sale, import or otherwise exploit a Product. (x) “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

(y) “Indication” shall mean any human and animal treatment or management through the uses of Antibodies or Product. (z) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know how; (iv) Patent Rights; (v) websites and internet domain name registrations; (vi) proprietary rights to Clinical Trial data, Clinical Trial results and Clinical Trial reports and (vii) other intellectual property and related proprietary rights, interests and protections (including all common-law rights, statutory rights, contractual rights, rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing). (aa) “Law” means any law, statute, rule, regulation, order, judgment or ordinance of any Governmental Authority. (bb) “Net Sales” means, with respect to a Royalty Bearing Product, gross receipts from sales by one Party and its Affiliates and Licensees of such Royalty Bearing Product to Third Parties in the sales of territories, less in each case (i) bad debts and (ii) sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers, chain pharmacies, mass merchandisers, staff model HMO’s, pharmacy benefit managers or other institutions, adjustments arising from consumer discount programs or other similar programs, customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales, any payment in respect of sales to the United States government, any state government or any foreign government, or to any other Governmental Authority, or with respect to any government-subsidized program or managed care organization, and freight and insurance (to the extent that such Party and its Affiliates or its Licensees bear the cost of freight and insurance for the Royalty Bearing Product). Net Sales will be determined from books and records maintained in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, in the event that sales of a Royalty Bearing Product in the sales of territories are made by Licensee or a Person that is a successor to the Parties under this Agreement, the definition of “Net Sales” under this Agreement for such sales shall be deemed, upon written notice from one Party to the other Party, to be the customary definition of “Net Sales” that such Licensee or successor uses in its commercialization of pharmaceutical products. For the purposes of this definition, a sale of Royalty Bearing Products to a Third Party distributor who purchases for resale will be considered a Net Sale even if that Third Party distributor is granted a license, and the subsequent resale of Royalty Bearing Products by such distributor will not be a Net Sale.

(CC) “New Drug Application” or “NDA” means a New Drug Application submitted to (i) the FDA in the United States in accordance with relevant laws with respect to a pharmaceutical product; (ii) the NMPA in PRC in accordance with relevant laws with respect to a pharmaceutical product: (iii) or the other competent Regulatory Authority in accordance with relevant laws with respect to a pharmaceutical product. (dd) “NJCTTQ Territory” means People’s Republic of China (“PRC”) and Kingdom of Thailand(“Thailand”), for the purposes of this Agreement, to avoid doubt, PRC shall include Hong Kong , Macau and Taiwan. (ee) “NJCTTQ Patents” means all Patents Controlled by NJCTTQ or its Affiliates on the Effective Date that is necessary or useful to develop, make, have made, commercialize, use, sell, offer for sale, import or otherwise exploit a Product in NJCTTQ Territory and Abpro Territory for the purposes of the Collaboration Project. (ff) “NJCTTQ’s Royalty Bearing Product” means a Product for which the making, using, selling or offering for sale of such Product is, on a country-by-

country basis, covered by a Valid Claim of one or more Abpro Patents, Future Abpro IPs and/or Future NJCTTQ IPs in the NJCTTQ Territory. (gg) “Patent Rights” means any and all (a) issued patents, (b) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (c) inventor’s certificates, (d) other forms of government-issued rights substantially similar to any of the foregoing and (e) United States and foreign counterparts of any of the foregoing. (hh) “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government. (ii) “Product” means any product containing one or more Antibodies, including a Molecule, as an active ingredient. (jj) “Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of NDAs, supplements and amendments, pre- and post- approvals and labeling approvals) of any Regulatory Authority, necessary for the use, development, manufacture, and commercialization of a pharmaceutical product in a regulatory jurisdiction, including price and reimbursement approvals. (kk) “Royalty Bearing Product” shall mean the Abpro Royalty Bearing Product and/or the NJCTTQ Royalty Bearing Product, as the case may be. (11) “Regulatory Authority” means, with respect to any country, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of a Regulatory Approval or, to the extent required in such country, price or reimbursement approval, for pharmaceutical products in such country. (mm) “Royalty Term” means, on a Royalty Bearing Product-by-Royalty Bearing Product and country-by-country basis, the period of time commencing with the First Commercial Sale of such Royalty Bearing Product in such country and continuing until the date on which such Royalty Bearing Product is no longer covered by a Valid Claim of the applicable Abpro Patents, NJCTTQ Patents, Future Abpro IPs and/or Future NJCTTQ IPs in such country. (nn) “Third Party” means any Person other than a Party or their respective Affiliates.

(oo) “Valid Claim” means, with respect to a particular country, a claim of an issued and unexpired Patent Right that (a) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (b) has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. 2. Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof’ and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules will be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding email and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

II. CONTENT OF COLLABORATION AND COLLABORATION MODELS? 1. Content of Collaboration and Territory. Subject to the terms and conditions set forth herein, NJCTTQ shall be responsible for research, development and commercialization of Antibodies in NJCTTQ Territory, while Abpro will be responsible for research, development and commercialization of Antibodies in Abpro Territory. Please see project milestone for collaboration, budget and deliverables in Appendix I &II. 2. Joint Steering Committee and Project Team Management. Within 30 days upon the execution of this Agreement, the Parties will set up a Joint Steering Committee (“JSC”), which shall be responsible for selecting targets, oversee progress, manage project teams, setup and coordinate project team meetings. If there is any change required on any of development plans or schedules, it shall be determined by the discussion by and among all the members of JSC, unless otherwise agreed herein. JSC shall consist of 4 members, of which 2 _ members shall be appointed by Abpro, and 2 members shall be appointed by NJCTTQ. All the appointments of JSC members shall be completed before the first meeting of JSC to be held. The first meeting of JSC shall be held within 60 days upon the execution of this Agreement. JSC shall convene every 3 [month]. JSC meetings may be conducted in forms of telephone or video conferences. The members of JSC shall meet at least once per year by JSC meeting. A JSC meeting shall be called and presided over by one of the members appointed by Abpro. If deemed necessary by any of the Parties, any members appointed by either Party can call a special meeting of JSC, and one of the members appointed by Abpro shall preside over such special meeting. All the matters shall be approved by the unanimous consent of the all the members of JSC. If JSC cannot reach a unanimous consensus, then Abpro and NJCTTQ will appoint a CEO or other senior management to discuss and to make the decision regarding the issue. After that, if no agreement can be made between both parties, then each party may terminate this Agreement by giving a prior ten (10) days written notice. After the collaboration starts, both party should setup different project teams based on the needs of the different collaboration stages, which include antibody discovery team, antibody engineering team, GLP toxicology team, CMC team, clinical trial team, commercialization team. The frequency of the meeting for project teams could be different from the meetings for JSC. The schedules for project team meetings shall be based on the project timeline and the setup by JSC. (i) Appointment of Project Teams. The antibody discovery team, antibody engineering team, GLP toxicology team, CMC team, clinical trial team, commercialization team shall each be project teams of the JSC. In addition, the JSC shall be empowered to create such additional subcommittees and project teams as it may deem appropriate or necessary. Each subcommittee and project team shall report to the JSC, which shall have authority to approve or reject recommendations or actions proposed by such subcommittee or project team subject to the terms of this Agreement. The members of a Project Team need not be members of the JSC. Each Project Team shall have the authority to amend the Plans relevant to such Project Team in a manner not substantially affecting resources required by either Party to perform, timing for performance, or success criteria. Except for the limited authority set forth in the foregoing sentence, the Project Teams shall not have any decision-making authority and shall have no power to amend or waive compliance with this Agreement. (ii) Secretary. A secretary shall be appointed for each meeting of the JSC or Project Team. The secretary shall prepare minutes of the meeting and circulate them within thirty (30) days of such meeting for review and com ment by all members of the JSC or Project Team, as applicable. (iii) Meetings. The JSC meeting shall allot significant time for discussion of key strategic questions facing the Discovery, Development, Manufacturing and Commercialization of the Product, coordination of key activities with cross-territorial impact, and such other strategic issues as may arise. While more detailed operational matters may be discussed, the intent of this meeting is to be strategic and to broadly encompass the issues related to successfully Discovering, Developing, Manufacturing and Commercializing the Product. The Project Teams meeting may and should discuss strategic matters, the intent of these meetings is to address more detailed aspects of the Programs and Plans, and to coordinate the Parties’ specific activities. The Project Teams shall meet at least once per month during their periods of operation. The Project Teams may meet by means of teleconference, videoconference or other similar communications equipment.

(iv) Reports and Minutes. Each Party, acting through the Project Teams, shall prepare and deliver to the JSC, by no later than ten (10) days before each JSC meeting, written reports summarizing such Party’s activities with respect to the Discovery, Manufacturing, Development and Commercialization of the Product performed to date or updating such report for activities performed since the last such report submitted hereunder, excluding clinical data, which are subject to Section9.6 in this Agreement. Members of the JSC may also request at any time specific data or information related to Program and Plan activities or any other data to which the JSC is entitled under this Agreement or that a written report be prepared in advance of any meeting summarizing certain material data and information arising out of the conduct of the Programs and any other data to which the JSC is entitled under this Agreement. The Party or appropriate Project Team to whom such request is made shall promptly provide to the other Party or the JSC such report, data or information. (v ) Either Party may change its JSC or Project Team members upon written notice to the other Party. Additional representatives or consultants may from time to time be invited, as non voting members, to attend JSC meetings, provided that such representatives’ and consultants are subject to written obligations that are no less stringent than the confidentiality obligations and restrictions on use set forth in this Agreement.

3. Collaboration Models. (i) Target Selection. At the beginning of collaboration, Abpro and NJCTTQ could both nominate targets for collaboration, JSC shall discuss and select two (2) programs from the nominations for each year and based on actual needs of the Parties, gradually increase the number of programs per year within the term of this Agreement. If one program is discontinued, JSC may nominate a new program to be the substitute upon mutual consent of the Parties, for which the targets will be chosen by JSC. (ii) Development of Antibodies. Abpro will be responsible for the development of the Antibodies up to and including GLP (the abbreviation of “Goori Laboratory Practice”) toxicology studies and CMC (the abbreviation of “Chemical, Manufacturing and Control”) process development and manufacturing required for IND (the abbreviation of Investigational New Drug Applications”) filling in the United States and PRC. For the purposes of this Agreement, Abpro will grant an exclusive, transferable and sublicensable license to NJCTTQ within PRC and Thailand to use the lead Antibodies that are generated hereunder and selected by the Parties for continued development hereunder (“Molecules”), solely for research and development (“R&D”) and commercialization and Manufacturing activities of Antibodies in NJCTTQ Territory, at pre- CMC and pre-GLP tox stage. Abpro and NJCTTQ shall not use any molecule generated through the collaboration period for any other collaborations with other parties. NJCTTQ can opt-in on Molecules at aforesaid stages to move into INDs and Clinical Trials. Unless otherwise agreed upon the Parties, timelines of each program, including each phrase of INDs and Clinical Trials, shall be determined by JSC.

(iii) **Project Schedule.** The schedule for collaboration and development of Antibodies under this Agreement shall be otherwise discussed and confirmed by the JSC of NJCTTQ and Abpro. Both parties shall be bind by the schedule and follow the progress. The delay will constitute a breach of agreement and grant the other party the right to terminate for cause according to Article 11.The Appendix II of this Agreement is the projected project timeline proposed by Abpro for Claudin18.2xCD3 selected as molecules for collaboration Year 1, Abpro should ensure the applicability and serviceability of Claudin 18.2xCD3 and both parties expect to be start the Claudin18.2xCD3 project from February, 2019. Notwithstanding the foregoing. The other target from the Antibody candidates should be selected by JSC after the establishment of JSC within 2019.

项目进度。 本协议下的合作和抗体研发进度由 NJCTTQ 和 Abpro 的联合管理委员会另行协商确定。经双方确定后的研发进度和交付标准具有拘束力，双方应依照研发进度和计划进行研发，任何延迟将构成本协议的违反，另一方得依照第 11 条之约定于给予一定改善期间仍未改善后终止协议。本协议附件 II 是 Claudin18.2xCD3 项目进度计划，由 Abpro 起草，Abpro 应确保 Claudin18.2xCD3 的可用性，作为第一年合作项目之一，Claudin18.2xCD3 项目预计 2019 年 2 月开始合作。另外一个合作靶点由管理委员会在 2019 年内讨论后决定。

III. /第三条
R&D FUNDING AND MILESTONE PAYMENTS/研发费用和里程碑付款

1. **Payment** NJCTTQ shall pay to Abpro as follow:

1. 款项 NJCTTQ 应当按以下安排向 Abpro 支付款项：

(i)**Technology Platform Access Fee**. NJCTTQ shall pay the Technology Platform Access Fee, as the amount of USD $200,000, to Abpro to dedicate team and reserve capacity for projects and to use Abpro's proprietary technology platforms for Antibodies' R&D and Antibodies projects. NJCTTQ shall pay such upfront fee within twenty (20) Business Days after execution of this Agreement;

技术平台使用费.NJCTTQ 应当向 Abpro 支付技术平台使用费，金额为 20 万美元，该款项用于指定项目团队和储备项目实力以及使用 Abpro 专有的抗体开发和抗体工程技术平台。NJCTTQ 应当在本协议签署后 20 个营业日内支付此项预付款;

(ii) **R&D funding**. NJCTTQ shall provide funding to Abpro for research and development of two (2) programs selected by JSC simultaneously for each year, up to CMC stage. Notwithstanding the foregoing, due to the costs of each program per month being estimated

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ranging from USD$ 100,000 to USDS 150,000, the fund provided by NJCTTQ for each program shall be no more than USD$2 million and the excess costs arising thereof shall be assumed by Abpro, The R&D funding per year shall be paid by NJCTTQ on quarterly basis, unless otherwise agreed by the Parties. Abpro shall submit the R&D funding budget for next quarter to NJCTTQ in the last month of each quarter for NJCTTQ to review. Both parties agree that in terms of the payment for the R&D funding, the budget per month should be the total R&D funding for each project 2million USD divided by the total months on the projected project timeline (from hybridoma generation up to CMC stage) For example, the projected timeline for Claudin 18.2 x CD3 is 24 months, so the monthly R&D funding budget for Abpro should be 2million USD/24months=83,300USD, and the quarterly R&D funding budget should be 83,300USDx3months -25O,000USD. NJCTTQ shall not unreasonably reject or deny the budget, and NJCTTQ shall provide the R&D funding based on the confirmed budget provided by Abpro twenty (20) Business Days after each quarter starts. Furthermore, the costs for CMC development and GLP toxicology shall be equally assumed and shared by Abpro and NJCTTQ. In such event, service provider for CMC development and GLP toxicology to be decided by both Abpro and NJCTTQ; The payment from NJCTTQ to Abpro for the existing work on such collaboration molecules: if Abpro has done the work for the collaboration molecules before the collaboration starts between Abpro and NJCTTQ. Abpro shall use the average monthly R&D funding budgeting calculation method to provide the expense report including project milestone and expense components to NJCTTQ by calculating the total months of existing work done on such collaboration molecules, based on the actual project milestone. NJCTTQ shall reimburse the existing R&D expense to Abpro within 20 bussiness days after NJCTTQ confirm the expense report. For example, for Claudin 18.2 x CD3, before the effective date of this agreement, Abpro has done a total 13 months of works on this project, based on the information above, the monthly R&D funding budget is 83,300USD, so after the effective date of this agreement, NJCTTQ shall reimburse the existing R&D expense: 83,300USDxl3months=l,082,900USD to Abpro within 20 business days after NJCTTQ confirm the expense report sent from Abpro.

(ill) NJCTTQ will then be responsible for and assume the cost of INDs filing and subsequent Clinical Trial, regulatory and commercialization for Product within NJCTTQ Territory with global coordination. Abpro will then be responsible for and assume the cost of INDs filing and subsequent Clinical Trial, regulatory and commercialization for Product within Abpro Territory with global coordination. Global clinical strategy to be proposed and coordinated by JSC. 2. Milestone Payments Owned bv Abpro. Notwithstanding anything to the contrary under this Agreement, all payments owed by Abpro per each Molecular under this Section 3.2 shall be due on the date such payment is due pursuant to the language below in this Section T2- (a) Within thirty (30) days of first approval by the NMPA of New Drug Application submitted by NJCTTQ for a NJCTTQ’s Royalty Bearing Product, NJCTTQ shall pay to Abpro USD $ [***].

(b) NJCTTQ shall pay to Abpro the milestone payments as the amount of USD $ :[***] in the first year of the First Commercial Sale of NJCTTQ’s Royalty Bearing Product, if the Net Sales in such first year of each NJCTTQ’s Royalty Bearing Product in the NJCTTQ Territory equal or excess USD 1 billion. (c) NJCTTQ shall pay to Abpro the milestone payments as the amount of USD $ [***] in the first year of the First Commercial Sale of NJCTTQ’s Royalty Bearing Product, if the Net Sales in such first year of each NJCTTQ’s Royalty Bearing Product in the NJCTTQ Territory equal or excess USD 2 billion. (d) NJCTTQ shall pay to Abpro the milestone payments as the amount of USD $ [***] in the first year of the First Commercial Sale of NJCTTQ’s Royalty Bearing Product, if the Net Sales in such first year of each NJCTTQ Royalty Bearing Product in the NJCTTQ Territory equal or excess USD 5 billion. (e) NJCTTQ shall promptly, and in no event more than twenty (20) Business Days after the occurrence an event that triggers milestone payment under each of Section 3.2(a) through Section 3.2(d), notify Abpro of the occurrence of the applicable triggering event.

3. Milestone Payments Owned by NJCTTQ. Notwithstanding anything to the contrary under this Agreement, all payments owed by NJCTTQ under this Section 3.3 shall be due on the date such payment is due pursuant to the language below in this Section 3.3. (f) Within thirty (30) days of first approval by the relevant Regulatory Authorities within Abpro Territory (such as the US FDA) of New Drug Application submitted by Abpro for a Abpro’s Royalty Bearing Product, Abpro shall pay to NJCTTQ USD $5,000,000. (f) Abpro shall promptly, and in no event more than twenty (20) Business Days after the occurrence an event that triggers milestone payment under each of Section 3.3(f) through Section 3.2(i), notify NJCTTQ of the occurrence of the applicable triggering event.

(b) subject to Section 3.2, for the portion of Net Sales of NJCTTQ’s Royalty Bearing Products in NJCTTQ Territory in such Calendar Year exceeding and including USD $ 500 million, a royalty of [***] percent ([***]%) of Net Sales of NJCTTQ’s Royalty Bearing Products sold in the NJCTTQ Territory during the Royalty Term. 2. Royalties owned by NJCTTQ. On a Calendar Year-by-Calendar Year basis, Abpro shall pay NJCTTQ the following running royalties on annual Net Sales of each Abpro’s Royalty Bearing Product in Abpro Territory during the Royalty Term for such Royalty Bearing Product in such Abpro Territory as follows: (a) for the portion of Net Sales of Abpro’s Royalty Bearing Products in Abpro Territory in such Calendar Year up to USD $ 500 million, a royalty of [***] percent ([***]%) of Net Sales of Abpro’s Royalty Bearing Products sold in Abpro Territory during the Royalty Term; and (b) for the portion of Net Sales of Abpro’s Royalty Bearing Products in Abpro Territory in such Calendar Year exceeding and including USD $ 500 million, a royalty of [***] percent ([***]%) of Net Sales of Abpro’s Royalty Bearing Products sold in Abpro Territory during the Royalty Term.

3. Royalty Reports; Payments. Royalty payments and reports for the sales of Royalty Bearing Products shall be calculated and reported for each calendar quarter. All royalty payments due to each Party under this Agreement shall be paid within sixty (60) days of the end of each Calendar Year, unless otherwise provided herein. Each payment of royalties shall be accompanied by a report of Net Sales of Royalty Bearing Product in sufficient detail to permit confirmation of the accuracy of royalty payment made, including, without limitation and on a country-by-country basis, the Net Sales of Royalty Bearing Product in US dollars, the applicable royalty rate, the royalties payable in US dollar, the method used to calculate the royalty and exchange rates used. All reports shall be treated as Confidential Information of providing Party. 4. Manner of Payment; Currency Exchange. Each party shall invoice the other party in advance in accordance with the payment generated by this Agreement. All fees and related expenses incurred in connection with the payment shall be paid by the party incurring such fees and expenses, except as specifically provided to the contrary in this Agreement. All cash payments to be made by one Party under this Agreement shall be made in Dollars by wire transfer of immediately available funds to such bank account of the other Party or its designated party. If any party paid in foreign currency, the payment shall be exchange to US dollar according to the exchange rate published on the official website of China Foreign Exchange Trade System on the date of remittance. 5. Tax. A party receiving a payment shall be responsible for any taxes required under applicable law.

V. GENERAL RIGHTS AND OBLIGATIONS OF PARTIES. 1. Rights and Obligations of NJCTTQ. (i) NJCTTQ shall be entitled to request Abpro to perform its works under this Agreement, including the development of Antibodies or INDs filling, etc; (ii) Any payments payable to Abpro shall be paid in full and on time by NJCTTQ in accordance with this Agreement; (iii) NJCTTQ shall provide appropriate research personnel or applicable resources for the collaboration under this Agreement; (iv)NJCTTQ may, at NJCTTQ’s own expenses, dispatch research personnel to Abpro’s laboratory to conduct testings together with Abpro’s research personnel, Abpro shall collaborate with NJCTTQ; (v)NJCTTQ shall be entitled to conduct financial audit concerning the utilization of the R&D funding; (vi) During the performance of this Agreement, Abpro shall provide assistance to or collaborate with NJCTTQ for the purposes of this Agreement to the reasonable extent, if so requested; (vii) to pay the license fee to Third Parties which is necessary for R&D and commercialize purposes of this Agreement^Additional Third Party License”). 2. Rights and Obligations of Abpro. (i) Abpro shall be entitled to receive any due payments in full and on time; (ii) Any payments payable to NJCTTQ shall be paid in full and on time by Abrpo in accordance with this Agreement; (iii)Abpro shall be obligated to perform its works under this Agreement, including the development of Antibodies or INDs filling, etc; (iv) Abpro shall ensure the accuracy and completion of research data and materials; (v)Abpro shall be obligated the accept financial audit regarding the utilization of R&D funding; (vi)During the performance of this Agreement, NJCTTQ shall provide assistance to or collaborate with Abpro for the purposes of this Agreement to the reasonable extent, if so requested; (vi) to pay the license fee to Third Parties which is necessary for R&D and commercialize purposes of this Agreement(“ Additional Third Party License”).

VI. REPRESENTATIONS AND WARRANTIES Each Party represents and warrants to the other Party that the statements contained in this Article VI are true and correct as of the Effective Date. 1 â–Organization, Authority and Enforceability. It is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction. It has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the partnership and collaboration contemplated hereby. The execution, delivery and performance of this Agreement and the documents to be delivered hereunder and the consummation of the collaboration contemplated hereby have been duly authorized by all requisite corporate action on its party. This Agreement and the documents to be delivered hereunder have been duly executed and delivered, and (assuming due authorization, execution and delivery by the Parties) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations, enforceable against it in accordance with their respective terms. 2. No Conflicts; Consents. Its execution, delivery and performance of this Agreement and the documents to be delivered hereunder, and the consummation of the collaboration contemplated hereby, do not and will not: (a) violate or conflict with its certificate of enterprise formation, Articles of Association or other organizational documents; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which it is a party. Required consent, approval, waiver or authorization has been obtained from any person or entity (including any governmental authority) in connection with the execution, delivery and performance of this Agreement and the consummation of the collaboration contemplated hereby. 3. Compliance with Laws and Best Practice. The development, manufacture, commercialization and exploitation of Products by it and its respective Affiliates and licensees have been, at all times, in compliance with all applicable Laws. Without limiting any other provision of this Agreement, with respect to any Clinical Trial for Antibodies and Product conducted by or on behalf of it, such Clinical Trial was validly conducted in accordance with all applicable Laws, including local ethical requirements, and the International Conference on Harmonisation. 4, Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to its knowledge, threatened against it that challenges or seeks to prevent, enjoin or otherwise delay the collaboration contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

5. Full Disclosure. No representation or warranty by it in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. VII. COVENANTS, 1. Rights in Territories. The Parties acknowledge that certain activities conducted in its respective territories could adversely affect the other Party’s ability to fully realize the intended benefit of this Agreement with respect to Product. Notwithstanding anything to the contrary in this Agreement, one Party shall not, and shall not actively permit or enable any Third Party or Affiliate to, take any action with respect to the Patent Rights or the exploitation (including research, development or commercialization) of the Product that could reasonably result in an material adverse effect on the other Party’s ability to fully realize the intended benefit of this Agreement with respect to the Product, including the other Party’s ability to obtain Regulatory Approval of Products in any of its territories, unless such activities have been reviewed and approved by the other Party in writing . 2. No Action. No Party shall take any intentional action that materially diminishes the other Party’s rights under this Agreement, whether granted or to be granted.

3. Publications. No Party shall publish any scientific or other information concerning any Antibodies or Product without the prior written consent of the other Party. One Party shall submit to the other Party for review and approval any proposed publication or public presentation concerning the Antibodies or Product no later than ninety (90) days prior to submission for publication or presentation. The other Party will provide its comments with respect to such publication or presentation within ninety (90) days of its receipt of such proposed publication or public presentation. The proposing Party shall delete any reference to the other Party’s Confidential. Information and the proposing Party shall delay publication or presentation for up to an additional ninety (90) days as requested by the other Party to prepare and file any patent application. Proper Marketing. Subject to the foregoing provision, solely for sales and marketing purposes, with prior written consent of Abpro ( which shall not be unreasonably withheld and shall be made within five days upon the receipt of NJCTTQ’s notice), NJCTTQ can refers to information of Antibodies or Collaboration Project in its marketing and promotion materials before the Product goes on sale , provided that NJCTTQ shall not do or permit to be done any act that could reasonably be anticipated to impair, prejudice or otherwise harm the reputation or goodwill associated with Abpro’s right, title and interest in the Antibodies and/or Products. 4. Diligence. Abpro shall use Commercially Reasonable Efforts to (a) obtain Regulatory Approval from the competent governmental authority, such as FDA, for Product in Abpro Territory in one Indication, and (b) for a period of three (3) years following receipt of such Regulatory Approval from the authority, commercialize such Product in any of Abpro Territory. NJCTTQ shall use Commercially Reasonable Efforts to (a) obtain Regulatory Approval from the competent governmental authority, such as NMPA, for Product in NJCTTQ Territory in one Indication, and (b) for a period of three (3) years following receipt of such

Regulatory Approval from the competent authority, commercialize such Product in NJCTTQ Territory. 5. Non-competition. Abpro agrees not to engage in any Competing Activity in NJCTTQ Territory during the Term of this Agreement; and NJCTTQ agrees not to engage in any Competing Activity in Abpro Territory during the Term of this Agreement. Competing Activity shall mean (i) any activity directed towards the commercialization or regulatory approval of Antibodies, including any development, manufacture or commercialization of such Antibodies or (ii) assisting or authorizing, or agreeing to assist or authorize, any Third Party to do any of the activities described in clause (i) of this Section. 6. Public Announcements. Unless otherwise required by applicable Law, no Party shall make any public announcements regarding this Agreement or the collaboration contemplated hereby without the prior written consent of the other Parties. After the execution of this collaboration agreement, if Abpro desires to have a press release regarding the subject of “Abpro and NJCTTQ enter into collaboration” , Abpro shall submit the proposed press release to NJCTTQ for review and approval at least ten (10) business days prior to the release. NJCTTQ may provide its opinion within ten (10) business days after receive the proposed release, and the content shall be modified accordingly. Otherwise, Abpro will execute the press release without the consent of NJCTTQ.

7. Further Assurances. From time to time after the Effective Date, and for no further consideration, each of the Parties shall, and shall cause its Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and take such other commercially reasonable actions as may reasonably be requested by another Party and are necessary to fulfill the purpose of this Agreement. VIII. CONFIDENTIALITY 1. Confidentiality. Each Party’s success after the Effective Date depends upon the continued preservation of the Confidential Information of such Party that is possessed by the other Parties. Accordingly, each Party hereby agrees with the other Parties that, from and after the Effective Date, it shall not, and shall cause its Affiliates and representatives not to, without the prior written consent of the relevant disclosing Party or Parties, disclose or use Confidential Information, except (i) if required by Law or judicial or regulatory process to be disclosed, (ii) to comply with tax, regulatory reporting, audit or other compliance obligations or (iii) to enforce its rights pursuant to this Agreement. “Confidential Information” for the purposes of this Section 8.1 means, with respect to the disclosing Party, any confidential or proprietary information related to its business, including personnel information, know-how, data, advertising and marketing plans or systems, distribution and sales methods or systems, sales and profit figures (including royalty reports provided under Section 4.3) and customer and client information, in each case, not including information that (x) is or becomes available to the receiving Party from a source that is not bound by a confidentiality or fiduciary obligation prohibiting such disclosure, (y) is or becomes generally available to the public (other than through a breach of the receiving Party’s obligations hereunder) and/or (z) was or is independently developed by the receiving Party without use or reference to Confidential Information. For the avoidance of doubt, the terms of this Agreement shall be the Confidential Information as well.

IX. INTELLECTUAL PROPERTIES RIGHTS IN CONNECTION WITH ANTIBODIES / 1. Intellectual Property Filling and Maintenance. Abpro owns all right, title, and interest in Abpro Patents and all intellectual property rights acquired by Abpro in the world. Abpro shall have the right to control the drafting, filling, prosecution and maintenance of Abpro Patents, including decisions about the countries in which to file applications. Abpro shall be responsible for preparing, filing and prosecuting all the patents directed to the Abpro Patents, and Future Abpro IPs Abpro shall file the patent applications for the Future Abpro IPs that can serve as a priority document to enter into China and Thailand and, Abpro hereby undertakes to ensure that: (i) the whole process of patent applications of all patents directed to the Abpro Patents andFuture Abpro IPs shall be in full compliance with PCT (Patent Cooperation Treaty); (ii) the draft of relevant patent application documents shall not be in violation of applicable Chinese and Thai patent laws and regulations; (iii) and Abpro shall provide NJCTTQ with prompt written notice of any Future Abpro IP’s invented, authored or otherwise developed hereunder. All the patent application documents (including patent application form, written statement, written response, etc) in NJCTTQ Territory shall be submitted to relevant governmental authority only after reviewing and approval by NJCTTQ. If there are any patens arising from Future Abpro IPs in NJCTTQ Territory, such patents right shall be jointly owned by Abpro and NJCTTQ. NJCTTQ owns all right, title, and interest in NJCTTQ Patents and all intellectual property rights acquired by NJCTTQ in the world. NJCTTQ shall have the right to control the drafting, filling, prosecution and maintenance of NJCTTQ Patents. NJCTTQ shall provide Abpro with prompt written notice of any Future NCCTTQ IP’s invented, authored or otherwise developed hereunder. All the patent application documents in Abpro Territory shall be submitted to relevant government authority only after reviewing and approval by Abpro. All expenses arise from drafting, filling, assignment, prosecution and maintenance of Abpro Patents, Future Abpro IPs, NJCTTQ Patents and Future NJCTTQ IPs in Abpro Territory shall be borne by Abpro. All expenses arise from drafting, filling, assignment, prosecution and maintenance of Abpro Patents, Future Abpro IPs, NJCTTQ Patents and Future NJCTTQ IPs in NJCTTQ Territory shall be borne by NJCTTQ. Abpro has the right to apply and benefit from the awards for Abpro Patents, Future Abpro IPs, NJCTTQ Patents and Future NJCTTQ IPs in Abpro Territory, NJCTTQ has the right to apply and benefit from the awards for Abpro Patents, Future Abpro IPs, NJCTTQ Patents and Future NJCTTQ IPs in NJCTTQ Territory. Each Party and its Affiliates shall cooperate with the other Party in drafting, filing and prosecution activities, including furnishing supporting data, affidavits, necessary declarations for the filing of patent applications. In the event that NJCTTQ decides to abandon or not to proceed ahead with any NJCTTQ Patents in any territory, NJCTTQ shall provide Abpro with written notice of such intent at least sixty (60) days prior to the date when such NJCTTQ Patents will become abandoned and Abpro can opt to have such NJCTTQ Patents assigned to Abpro in such Territory in writing within thirty (30) of the receipt of such notice . The consideration for transfer shall be negotiated by both parties. In the event that Abpro so opts, NJCTTQ will assigns transfer and convey to Abpro all right, title and interests in and to such NJCTTQ Patents. NJCTTQ shall execute such further documents and perform such further acts, at Abpro’s request and expenses, as may be necessary to perfect the foregoing assignment and to protect and perfect Abpro’s rights in the assigned NJCTTQ Patents. In the event that Abpro decides to abandon or not to proceed ahead with any Abpro Patent in any territory, Abpro shall provide NJCTTQ with written notice of such intent at least sixty (60) days prior to the date when such Abpro Patents will become abandoned and NJCTTQ can opt to have such Abpro Patents assigned to NJCTTQ in such territory in writing within thirty (30) of the receipt of such notice. The consideration for transfer shall be negotiated by both parties. In the event that NJCTTQ so opts, Abpro hereby assigns, transfers and conveys to NJCTTQ all right, title and interests in and to such Abpro Patents. Abpro shall execute such further documents and perform such further acts, at NJCTTQ’s request and expenses, as may be necessary to perfect the foregoing assignment and to protect and perfect NJCTTQ’s rights in the assigned Abpro Patents.

2. Patent Enforcement. NJCTTQ will promptly notify Abpro in the event of any actual, potential or suspected infringement of any of Abpro Patents or Future Abpro IPs by any Third Party. NJCTTQ shall first review with Abpro all relevant facts, and NJCTTQ shall give due consideration to any input and recommendations which Abpro may provide concerning enforcement against the infringer. Thereafter, NJCTTQ shall have right but not obligation, in its name, to enforce any of the Abpro’s Patents or Future Abpro IPs exclusively licensed to NJCTTQ hereunder against any Third Party infringer in the NJCTTQ Territory, and to control the defense of any counterclaim or declaratory judgement action relating thereto. The cost incurred shall be borne by NJCTTQ. Abpro, upon request by NJCTTQ, agrees to timely join in any such claim and in any event corporate with NJCTTQ at NJCTTQ’s expense. If NJCTTQ forfeits it’s right to execute such claim or litigation, Abpro may execute on its own behalf within the NJCTTQ Territory. Abpro will promptly notify NJCTTQ in the event of any actual, potential or suspected infringement of a NJCTTQ Patents or Future NJCTTQ IPs by any Third Party. Abpro shall first review with NJCTTQ all relevant facts, and Abpro shall give due consideration to any input and recommendations which NJCTTQ may provide concerning enforcement against the infringer. Thereafter, Abpro shall have right but not obligation, in its name, to enforce any of the NJCTTQ’s Patents or Future NJCTTQ Patents exclusively licensed to Abpro hereunder against any Third Party infringer in the Abpro Territory, and to control the defense of any counterclaim or declaratory judgement action relating thereto. The cost incurred shall be borne by Abpro. NJCTTQ, upon request by Abpro, agrees to timely join in any such claim and in any event corporate with Abpro at Abpro’s expense. If Abpro forfeits it’s right to execute such claim or litigation, NJCTTQ may execute on its own behalf within the Abpro Territory. Any recovery obtained as a result of such enforcement action shall be applied first to the documented legal fees and other costs actually incurred by the Parties in connection with the action, and the remainder of such recoveries shall be distributed equally between the Parties. 1. Patent Infringement. During the term of the Agreement, NJCTTQ will promptly notify Abpro in the event of any legal or administrative action by any Third Party involving any Abpro Patents or Future Abpro IPs of which it becomes aware, including any nullity, revocation, interference, reexamination or compulsory license proceeding. Abpro will have the first right, but no obligation, to defend itself against any such action alleging that the action of (or on behalf of) Abpro, or its Affiliates, its licensees or sublicensees infringed the relevant

Third Party’s Patent Right, in its own name (to the extent permitted by applicable Law), and any such defense will be at Abpro’s expense. During the term of the Agreement, Abpro will promptly notify NJCTTQ in the event of any legal or administrative action by any Third Party involving any NJCTTQ Patents or Future NJCTTQ IPs of which it becomes aware, including any nullity, revocation, interference, reexamination or compulsory license proceeding. NJCTTQ will have the first right, but no obligation, to defend itself against any such action alleging that the action of (or on behalf of) NJCTTQ, or its Affiliates, its licensees or sublicensees infringed the relevant Third Party’s Patent Right, in its own name (to the extent permitted by applicable Law), and any such defense will be at NJCTTQ’s expense. Any recovery in such action shall be applied first to the documented legal fees and other costs actually incurred in connection with the action, and the reminder of such recoveries shall be shared equally between the Parties. 4. License from Abpro to NJCTTQ. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Abpro hereby grants, and will cause its Affiliates to hereby grant, to NJCTTQ (a) a non-exclusive, non-sublicensable, royalty-bearing license under Abpro Patents and Future Abpro IPs to use, have used, develop, have developed, manufacture, have manufactured and otherwise exploit (other than Commercialization) Products solely in support of non-Commercialization of Products in the NJCTTQ Territory and (b) an exclusive, freely sublicensable (through multiple tiers) and royalty-bearing license under the Abpro Patents and Future Abpro’s IPs to Commercialize a Product and have Commercialized Products in the NJCTTQ Territory. Future Abpro’s IPs shall mean Intellectual Property Rights of any and all modifications, enhancements, additions, ameliorations or derivatives of the Antibodies and its relevant Patents developed by or for Abpro and its Affiliates following the Effective Date of the Agreement, which is necessary or useful to develop, make, have made, commercialize, use, sell, offer for sale, import or otherwise exploit a Product. Subject to the foregoing in this Section 9.4, Abpro shall promptly disclose to NJCTTQ any Future Abpro IPs in this Section 9.4.

5. License from NJCTTQ to Abpro. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, NJCTTQ hereby grants, and will cause its Affiliates to hereby grant, to Abpro (a) a non-exclusive, non-sublicensable, royalty-bearing license under NJCTTQ Patents and Future NJCTTQ IPs to use, have used, develop, have developed, manufacture, have manufactured and otherwise exploit (other than Commercialization) Products solely in support of non-Commercialization of Products in the Abpro Territory and (b) an exclusive, freely sublicensable (through multiple tiers) and royaltybearing license under the NJCTTQ Patents and Future NJCTTQ’s IPs to Commercialize a Product and have Commercialized Products in the Abpro Territory. FutureNJCTTQ’s IPs shall mean Intellectual Property Rights of any and all modifications, enhancements, additions, ameliorations or derivatives of the Antibodies and its relevant Patents developed by or for NJCTTQ and its Affiliates following the Effective Date of the Agreement, which is necessary or useful to develop, make, have made, commercialize, use, sell, offer for sale, import or otherwise exploit a Product. Subject to the foregoing in this Section 9.5, NJCTTQ shall promptly disclose to Abpro any Future NJCTTQ IPs in this Section 9.5.

6. License Concerning Clinical Data. The Parties, by way of the JSC, intend to coordinate with each other with respect to the development of any Clinical Data required to support the regulatory approval or clearance of the Product in their respective territories. Accordingly,_subject to the terms and conditions of this Agreement, during the Term, Abpro agrees to provide NJCTTQ with access to and analyses of any Clinical Data arising from Abpro’s development of the Product in Abpro Territory solely to support the Commercialization of the Products in NJCTTQ Territory, and vice versa, NJCTTQ agrees to provide Abpro access to and analyses of Clinical Data arising from its development of the Product in NJCTTQ Territory solely to support the Commercialization of the Products in Abpro Territory. Each Party’s provision of such Clinical Data and analyses thereof to the other Party shall be made on a non-exclusive, non-transferable and royalty free basis in solely in support of the Commercialization of the Product in the Parties’ respective territory only, and any such Clinical Data or analyses thereof provided by one Party to the other Party under this Section 9.6 shall remain the Confidential Information of providing Party. Subject to the foregoing, if applicable Laws and medical policies prevent the transfer of possession or ownership of any Clinical Data from one Party to the other Party, the Party will store such Clinical Data on both Parties’ behalf as, how and where requested by the other Party, and provide the other Party the access to the Clinical Data from time to time upon the other Party’s reasonable request to the extent permitted by applicable Laws and medical policies. X. INDEMNIFICATION AND LIABILITY 1. Indemnification of NJCTTQ. NJCTTQ shall indemnify and hold harmless Abpro and its Affiliates from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of it contained in this Agreement or any document to be delivered hereunder; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by it pursuant to this Agreement or any document to be delivered hereunder. (c) ownership, possession, use or operation of NJCTTQ Patents and/or Future NJCTTQ IPs as of or following the Effective Date. 2. Indemnification of Abpro. Abpro shall indemnify and hold harmless NJCTTQ and its Affiliates from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to: (a) any inaccuracy in or breach of any of the representations or warranties of it contained in this Agreement or any document to be delivered hereunder; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by it pursuant to this Agreement or any document to be delivered hereunder.

(c) ownership, possession, use or operation of Abpro Patents and/or Future Abpro IPs as of or following the Effective Date. 3. Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the Party or Parties with the indemnification obligation (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. 4. Effect of Investigation. Any Party’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of the other Party contained herein will not be affected by any investigation conducted by such Party with respect to, or any knowledge acquired by such Party at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

5. Cumulative Remedies. The rights and remedies provided in this Article X are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise. 6. Limitation of Liability. Neither Parties shall be liable for any consequential, incidental, indirect, special or punitive damages arising out of this Agreement or the exercise of its rights hereunder, including without limitation, lost profits arising from or relating to any breach of this Agreement. Notwithstanding any other provision of this Agreement, each party’s total liabilities to the other party under, relating to or arising out of this Agreement shall not exceed the total amount have been received from the other party under this Agreement. XL TERM AND TERMINATION I 1. Term. The initial term of this Agreement shall be five (5) years, effective from the Effective Date. This Agreement will automatically renew for another five (5) years after the expiration of the term, unless any of the Parties make a written objection to the renewal and continuation of this Agreement six(6) months prior to the expiration. If non of the collaboration project gets into clinical stage within the first 5 year of the collaboration, then this agreement will not be renewed after expiration. 2. Right to Terminate for Cause. Notwithstanding otherwise stipulated in Section 11.1. this Agreement may be terminated by a Party (in such event, “Non-defaulting Party”) at any time, for cause, by written notice to the other Party (in such event, “Defaulting Party”) in the event that the Defaulting Party commits a material breach of its obligations under this Agreement and such material breach remains uncured for thirty (30) days, measured from the date written notice of such material breach is given to such Defaulting Party. If the Defaulting

Party in good faith dispute whether the breach underlying Non-defaulting Party’s notice pursuant to this Section 11.2 has occurred, the cure period will be tolled pending resolution of any bona fide dispute between the Parties as to whether such breach exists 3. Effects of Termination. If this Agreement is terminated pursuant to Section 11.2, the Defaulting Party shall provide a dossier to the Non-Defaulting Party within 30 days after receiving a notice of termination of the cooperation, which details in a reasonable manner the progress it has achieved in developing and/or producing any Product or Backup Product, and (i) Subject to Section 11.4, all rights and obligations of each Party hereunder will cease (including all rights and licenses granted by any Party to another Party hereunder); (ii) any payable fee under this Agreement which accurred or become payable to prior to the date of termination shall survive termination of this Agreement and shall be paid; (iii) each Party shall return to the other Party the Confidential Information of the other Party in its possession. If this Agreement is terminated other than Terminate for Cause, all rights and obligations of each Party hereunder shall terminate; provided that, however, each Party shall remain licenses granted by the other Party under this Agreement in full force and effect until the end of Royalty Term, subject to the payment of milestone payments and royalty pursuant to Article III and Article IV. 4. Survival. Termination of this Agreement for any reason will be without prejudice to any right which have accrued to the benefit of a Party prior to termination. Further, the provisions of Section 7.6 (Public Announcements), Section 7.7 (Further Assurances), Article VIII (Confidentiality). Section 10.1 (Indemnification of NJCTTQ) through Section 10.6 (Limitation of Liabilities), Section 11.3 (Effects of Termination), Section 11.4 (Survival), and Article XII (Miscellaneous) shall survive termination of this Agreement.

XII. MISCELLANEOUS/ 1. Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including any notice of breach, termination, change of address, etc.) will be in writing and will be deemed given upon receipt if delivered personally, or by e-mail transmission (read receipt verified), five (5) Business Days(or eight (8) Business Days if notice is provided to an address in a country that is different from the country in which the Party providing notice is located) after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day (or the third Business Day if notice is provided to an address in a country that is different from the country in which the Party providing notice is located) if sent by overnight delivery using an internationally recognized express courier service and specifying next Business Day delivery (receipt verified) (or its equivalent for international delivery), to the Parties at the following addresses, e-mail addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.1): If to Abpro Corporation: Attn: President&CEO 68 Cummings Park Dr., Woburn, MA, U.S.A

01801 If to Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd.: Nanjing Chia Tai Tianqing Pharmaceutical Co.,Ltd Nanjing Economic & Technological Development Zone NO 99 Hengguang Road 210038 NANJING, CHINA 2. Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. 3. Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law. 4. Entire Agreement. This Agreement, including its Appendixes, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof. In the event of any conflict between or among any documents which are part of this Agreement, the Agreement shall apply first.

5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. However, NJCTTQ may assign its rights or obligations hereunder to its Affiliates. Any assignment not in accordance with this Section 12.5 will be void. 6. Bankruptcy. All rights and licenses now or hereafter granted by one Party to the other Party are rights to “intellectual property” (as defined in the Bankruptcy Code). The Parties hereto acknowledge and agree that all payments by one Party to the other Party hereunder do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. If (a) a case under the Bankruptcy Code is commenced by or against one Party, (b) this Agreement is rejected as provided in the Bankruptcy Code and (c) the other Party elect to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code in the United States, then the one Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) will provide to the other Party all intellectual property licensed hereunder, and agrees to grant and hereby grants to the other Party a right to access and to obtain possession of and to benefit from such intellectual property.

7. Force Majeure. A Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and such affected Party promptly provides notice of the prevention to the other Parties. Such excuse will be continued so long as the condition constituting force majeure continues and the affected Party takes commercially reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” will include conditions beyond the reasonable control of a Party, including an act of God, voluntary or involuntary compliance with any Law or order of any government, war, act of terror, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. The order of any government refers to government intervention through promulgation and implementation of new policies and regulations, including the adjustment and restriction of policies in respect of drug research and development, drug pricing, drug production and procurement by competent Regulatory Authority. 8. No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 9. Amendment and Modification. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

10. Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or Its agents or employees except by an instrument in writing expressly- waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by any Party of any breach of any provision hereof by another Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself. 11. Governing Law; Dispute Resolution. (a) Governing Law. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof (each, a “Dispute”), shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Zone of the People’s Republic of China (“Hong Kong”), excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another j urisdiction. (b) Escalation to Executive Officers. If any Dispute arises between the Parties, either Party shall refer such Dispute to senior executive officers of each Party who are in such Dispute for attempted resolution by good faith negotiations during a period of thirty (30) days following such referral. Any final decision mutually agreed to by all such senior executive officers in writing shall be conclusive and binding on the Parties who are in such Dispute.

(a) Arbitration. In the event that any Dispute is not resolved by the executive officers in accordance with the preceding subsection (b) within such 30-day period, the Parties shall refer the Dispute to arbitration at the Hong Kong International Arbitration Centre (HKIAC) to be conducted in accordance with the then-current HKIAC Arbitration Rules. The arbitration tribunal shall be constituted by three (3) arbitrators, each Party select one arbitrator and the Chairman of HKIAC shall select one arbitrator who shall be the chairman of the tribunal. The location of arbitration shall be Hong Kong, the language shall be Chinese. The arbitration award shall be final and binding on Parties and no appeal shall be possible. The losing Party shall bear the expenses of arbitration, if not otherwise decided by the arbitration tribunal. (d) Continued Performance. During the course of resolution of any Dispute, the Parties shall continue to perform their obligations under this Agreement. 12. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled under applicable Law. 13. Counterparts. This Agreement will be executed in quadruplicate, three for NJCTTQ and one for Abpro, which shall have the complete legal effect only after being manually signed by both parties.

14. Language. This Agreement shall be written in both English and Chinese; provided that if there is a conflict between the English language and Chinese language terms of this Agreement, the Chinese language terms shall take precedence. 15. Bank Account Information of both parties’. • Abpro Bank Account Information: Company name: Abpro Company Address: 68 Cummings Park Dr., Woburn, MA, USA 01801 Bank Name: Citi Bank Bank Address: 1166 6th Avenue, New York. NY ,USA 10036 Bank Account Number: 1255217281 Aba/routing number: 221172610 Swift code is CITIUS33 • NJCTTQ Bank Account Information: Company name: Nanjing CTTQ Pharmaceutical Co, Ltd. Company Address: 9 Ouhui Road, Xingang District, Nanjing, Jiangsu, China Bank Name: Branch of Bank of Communications in Xingang District of Nanjing Bank Account Number: 320006664010123001665

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[Signing page] IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date. Abpro Corporation Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd. By By Name Title Name, Title